UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 14, 2022

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2022, Lemonade, Inc. (the “Company”) entered into an omnibus agreement (the “Omnibus Agreement”) and a warrant agreement (the “Warrant Agreement” and, together with the Omnibus Agreement, the “Agreements”) with Chewy Insurance Services, LLC (the “Warrantholder”) in connection with the execution of an agency agreement on the same date between the Company, Lemonade Insurance Agency, LLC, Lemonade Insurance Company and the Warrantholder.

In connection with the Agreements, the Company issued to the Warrantholder a warrant (the “Warrant”) to purchase up to 3,352,025 shares of the Company’s common stock (“Common Stock”), with an exercise price of $0.01 per share, which will vest in installments on a yearly basis for a period of five years, subject to certain performance requirements, vesting events and thresholds as specified in the Warrant Agreement.

The number of shares of Common Stock for which the Warrant is exercisable and the exercise price may be adjusted upon any event involving stock splits, subdivisions, reclassifications, combinations, distributions, or a change of control. Under the Omnibus Agreement, the Warrantholder is permitted to transfer, in each case so long as such transfer is in accordance with applicable law and the provisions of the Company’s certificate of incorporation and bylaws, (i) the Warrant to an affiliate of the Warrantholder, (ii) the Warrant to a lender or other financial party to which the Warrantholder and/or its affiliates have pledged substantially all of its equity holding in respect of a loan or other secured indebtedness, (iii) the Warrant in connection with an acquisition transaction approved by the Company’s board of directors, (iv) the Warrant to the extent required under applicable law or (v) the Warrant with the prior written consent of the Company.

In connection with the entry into the Agreements, the Company amended and restated its investors’ rights agreement (the “New IRA”) (i) to grant the Warrantholder certain registration rights under the Securities Act of 1933 (the “Securities Act”) by adding the Warrantholder as a party to the New IRA, (ii) to extend the expiration of the registration rights to seven years following the effective date of the New IRA and (iii) to add a new provision pursuant to which the Company will be required to file a registration statement on Form S-3 on or before December 31, 2023.

The Warrantholder may not beneficially own more than 4.999% of the number of shares of Common Stock outstanding immediately after giving effect to any exercise of the Warrant unless Warrantholder provides 60 days’ prior written notice to the Company or sooner notice in connection with certain acquisition transactions of the Company.

The issuance of the Warrant under the Agreements was made in a private placement transaction and have not been registered under the Securities Act or under any state securities laws pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Copies of the Omnibus Agreement and Warrant Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively. This summary description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Omnibus Agreement, dated as of October 14, 2022, by and between Lemonade, Inc. and Chewy Insurance Services, LLC
10.2*	Warrant Agreement, dated as of October 14, 2022, by and between Lemonade, Inc. and Chewy Insurance Services, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10) of Regulation S-K
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: October 20, 2022	By:	/s/ Tim Bixby
Tim Bixby
Chief Financial Officer
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